UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2017

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
Actions Taken
On March 28, 2017, TriMas Corporation (the “Company”) committed to a plan to cease production at its Lamons Gasket (“Lamons”) Reynosa, Mexico facility, which is included in its Energy segment. Management decided the added capacity from the recently launched Reynosa facility would not be needed as a result of prolonged lower crude exploration and refining activity, leading to significantly lower end market demand, as well as improved manufacturing efficiency at a sister production location. As such, Lamons will consolidate production at its Reynosa facility into its Houston, Texas facility. Lamons expects to exit the facility by June 30, 2017.
Charges associated with exit of the Reynosa facility are expected to range from $2.0 million to $2.5 million, approximately half of which are expected to be non-cash related. These charges are primarily related to planned asset relocation and disposition, as well as expected employee separation costs. In addition, Lamons is party to a lease agreement for the Reynosa facility, for which it has future non-cancellable rent obligations of approximately $4.5 million following the anticipated exit date. The Company may incur a charge to the extent this obligation is greater than estimated future sublease recoveries. All estimated amounts are subject to change until finalized. Charges related to plant relocation and employee separation costs are expected to be recognized during the period from March 28, 2017 through June 30, 2017, and the charge, if any, for unrecoverable lease obligations will be recognized upon the cease-use date of the plant, which is expected to be in second quarter 2017.
Forward-Looking Statements
This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. In particular, the estimated costs and charges described in this Current Report on Form 8-K are forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

•	the timing of the exit from the affected facility;

•	separation and severance amounts that differ from original estimates;

•	amounts for non-cash charges relating to property, plant and equipment that differ from the original estimates;

•	the ability to recover future lease obligations for the plant; and

•	the success of our cost savings and restructuring measures.
We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties.

Item 8.01. Other Events.
On April 3, 2017, the Company issued a press release announcing that it has exited a manufacturing plant located in Wolverhampton, United Kingdom and has taken actions to cease production at a plant located in Reynosa, Mexico. Both of these plants are part of the Company’s Lamons business, which is reported in its Energy segment. A copy of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press release dated April 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: April 3, 2017	By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Senior Vice President, General Counsel and Corporate Secretary